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                                                                   EXHIBIT 99(b)

PROXY                   MEGABANK FINANCIAL CORPORATION                    PROXY

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                                              ________________, 2000

         The undersigned hereby appoints ____________ and ____________, with or without the other, proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of the Shareholders of MegaBank Financial Corporation, to be held on _________, _________, 2000, at ___________ A.M. local time at the offices of MegaBank located at 8100 Arapahoe Road, Englewood, Colorado 80112, and at all adjournments thereof as follows:

         (1) Approval and adoption of the Agreement and Plan of Merger, dated as of November 4, 1999, as amended, by and among Compass Bancshares, Inc., ________________, and MegaBank Financial Corporation.

                  |_|   For         |_|   Against          |_|   Abstain

         (2) In their discretion, upon any other business which may properly come before said meeting.

                  |_|   Authority Withheld

         This Proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposal (1) above. Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus dated January __, 2000 is hereby acknowledged.

         THIS PROXY IS SOLICITED BY THE MEGABANK FINANCIAL CORPORATION BOARD OF DIRECTORS.

         PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please sign your name exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

                          Dated_________________________________________ , 2000

                          ____________________________________________________
                          Signature
                          ____________________________________________________
                          Signature, if held jointly, or office or title held